Exhibit 99.1

Guidewire Announces Fourth Quarter and Fiscal Year 2023 Financial Results

SAN MATEO, Calif., September 7, 2023 - Guidewire (NYSE: GWRE) today announced its financial results for the fiscal quarter and fiscal year ended July 31, 2023.

“This was an exceptional fourth quarter with record demand for Guidewire Cloud Platform, completing an outstanding year for the Guidewire team and the broader community,” said Mike Rosenbaum, chief executive officer, Guidewire. “Sales activity in the quarter exceeded our expectations, adding to our confidence in achieving our mid-term and long-term financial targets.”

“We closed seventeen cloud deals in the fourth quarter, including eleven with Tier-1 insurers, resulting in better-than-expected ARR and Fully Ramped ARR, which grew 15% and 17%, respectively,” said Jeff Cooper, chief financial officer, Guidewire. “We executed on broad-based demand for our cloud offering while simultaneously delivering increased operational efficiency with non-GAAP subscription and support gross margins improving 8 percentage points for the year.”

Fiscal Year 2023 Financial Highlights

Revenue
•Total revenue for fiscal year 2023 was $905.3 million, an increase of 11% from fiscal year 2022. Subscription and support revenue was $429.7 million, an increase of 25%; services revenue was $210.1 million, a decrease of less than 1%; and license revenue was $265.6 million, an increase of 3%.
•As of July 31, 2023, annual recurring revenue, or ARR, was $763 million, or $761 million based on currency exchange rates as of July 31, 2022, compared to $664 million as of July 31, 2022. We measure ARR on a constant currency basis during the fiscal year and revalue ARR at year end to current currency rates. ARR grew in fiscal year 2023 by 15%, or 15% on a constant currency basis.
Profitability
•GAAP loss from operations was $149.5 million for fiscal year 2023, compared with $199.4 million for fiscal year 2022.
•Non-GAAP income from operations was $11.7 million for fiscal year 2023, compared with Non-GAAP loss from operations of $45.3 million for fiscal year 2022.
•GAAP net loss was $111.9 million for fiscal year 2023, compared with $180.4 million for fiscal year 2022. GAAP net loss per share was $1.36, based on diluted weighted average shares outstanding of 82.2 million, compared with $2.16 for fiscal year 2022, based on diluted weighted average shares outstanding of 83.6 million.
•Non-GAAP net income was $29.2 million for fiscal year 2023, compared with non-GAAP net loss of $42.5 million for fiscal year 2022. Non-GAAP net income per share was $0.35 for fiscal year 2023, based on diluted weighted average shares outstanding of 82.6 million, compared with non-GAAP net loss per share of $0.51 for fiscal year 2022, based on diluted weighted average shares outstanding of 83.6 million.

Liquidity and Capital Resources
•The Company generated $38.4 million in cash from operations during fiscal year 2023.
•The Company repurchased 4,041,284 shares of common stock during the fiscal year ended July 31, 2023, at an average price of $64.78 per share, for an aggregate purchase price of $261.8 million.

Fourth Quarter Fiscal Year 2023 Financial Highlights

Revenue
•Total revenue for the fourth quarter of fiscal year 2023 was $270.0 million, an increase of 10% from the same quarter in fiscal year 2022. Subscription and support revenue was $117.3 million, an increase of 25%; services revenue was $51.7 million, a decrease of 8%; and license revenue was $100.9 million, a decrease of 6%.

Profitability
•GAAP income from operations was $6.1 million for the fourth quarter of fiscal year 2023, compared with GAAP loss from operations of $32.2 million for the same quarter in fiscal year 2022.
•Non-GAAP income from operations was $44.7 million for the fourth quarter of fiscal year 2023, compared with $5.3 million for the same quarter in fiscal year 2022.
•GAAP net income was $12.2 million for the fourth quarter of fiscal year 2023, compared with GAAP net loss of $31.0 million for the same quarter in fiscal year 2022. GAAP net income per share was $0.15, based on diluted weighted average shares outstanding of 82.1 million, compared to a GAAP net loss per share of $0.37 for the same quarter in fiscal year 2022, based on diluted weighted average shares outstanding of 84.0 million.
•Non-GAAP net income was $62.8 million for the fourth quarter of fiscal year 2023, compared with net income of $2.2 million for the same quarter in fiscal year 2022. Non-GAAP net income per share was $0.74, based on diluted weighted average shares outstanding of 85.7 million, compared to a Non-GAAP net income per share of $0.03 for the same quarter in fiscal year 2022, based on diluted weighted average shares outstanding of 84.1 million.

Liquidity and Capital Resources
•The Company had $927.5 million in cash, cash equivalents, and investments at July 31, 2023, compared to $1.2 billion at July 31, 2022. The Company generated $173.2 million in cash from operations during the fourth quarter of fiscal year 2023.
•The Company repurchased 604,614 shares at an average price of $75.77 per share during the fourth quarter of fiscal year 2023. As of July 31, 2023, $138.2 million remains under the September 2022 authorized and approved $400 million share repurchase program.

Business Outlook
Guidewire is issuing the following outlook for the first quarter of fiscal year 2024 based on current expectations:
•ARR between $766 million and $769 million
•Total revenue between $197 million and $202 million
•Operating income (loss) between $(63) million and $(58) million
•Non-GAAP operating income (loss) between $(25) million and $(20) million

Guidewire is issuing the following outlook for fiscal year 2024 based on current expectations:
•ARR between $846 million and $858 million
•Total revenue between $976 million and $986 million
•Operating income (loss) between $(100) million and $(90) million
•Non-GAAP operating income (loss) between $62 million and $72 million
•Operating cash flow between $95 million and $125 million

Conference Call Information

What:	Guidewire Fourth Quarter and Fiscal Year 2023 Financial Results Conference Call
When:	Thursday, September 7, 2023
Time:	2:00 p.m. PT (5:00 p.m. ET)
Live Call:	(877) 704-4453, Domestic
Live Call:	(201) 389-0920, International
Replay:	(844) 512-2921, Passcode 13740833, Domestic
Replay	(412) 317-6671, Passcode 13740833, International
Webcast:	http://ir.guidewire.com/ (live and replay)

The webcast will be archived on Guidewire’s website (www.guidewire.com) for a period of three months.

Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP tax provision (benefit), non-GAAP net income (loss) per share, and free cash flow. Non-GAAP gross profit and non-GAAP income (loss) from operations exclude stock-based compensation, amortization of intangibles, acquisition consideration holdback, and net impact of assignment of lease agreement. Non-GAAP net income (loss) and non-GAAP tax provision (benefit) also exclude the amortization of debt discount and issuance costs from our convertible notes, changes in fair value of our strategic investments, and the related tax effects of the non-GAAP adjustments. Non-GAAP net income (loss) per share also excludes the interest expense on convertible debt. Free cash flow consists of net cash flow provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized software development costs. These non-GAAP measures enable us to analyze our financial performance without the effects of certain non-cash items such as amortization, stock-based compensation, net impact of assignment of lease agreement, and changes in fair value of strategic investments.
Annual recurring revenue (“ARR”) is used to quantify the annualized recurring value outlined in active customer contracts at the end of a reporting period. ARR includes the annualized recurring value of term licenses, subscription agreements, support contracts, and hosting agreements based on customer contracts, which may not be the same as the timing and amount of revenue recognized. All components of the licensing and other arrangements that are not expected to recur (primarily perpetual licenses and professional services) are excluded. In some arrangements with multiple performance obligations, a portion of recurring license and support or subscription contract value is allocated to services revenue for revenue recognition purposes, but does not get allocated for purposes of calculating ARR. This revenue allocation only impacts the initial term of the contract. This means that as we increase arrangements with multiple performance obligations that include services at discounted rates, more of the total contract value will be recognized as services revenue, but our reported ARR amount will not be impacted. During the fiscal year ended July 31, 2023, the recurring license and support or subscription contract value recognized as services revenue was $29.6 million.
Guidewire believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. The Company’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.

About Guidewire
Guidewire is the platform P&C insurers trust to engage, innovate, and grow efficiently. We combine digital, core, analytics, and machine learning to deliver our platform as a cloud service. More than 540 insurers in 40 countries, from new ventures to the largest and most complex in the world, run on Guidewire.

As a partner to our customers, we continually evolve to enable their success. We are proud of our unparalleled implementation track record, with more than 1,600 successful projects, supported by the largest R&D team and partner ecosystem in the industry. Our marketplace provides hundreds of applications that accelerate integration, localization, and innovation.

For more information, please visit www.guidewire.com and follow us on twitter: @Guidewire_PandC and LinkedIn.

NOTE: For information about Guidewire’s trademarks, visit https://www.guidewire.com/legal-notices.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and our future business momentum regarding our sales activity, operational scale, financial targets (including, without limitation, ARR and Fully Ramped ARR), gross and operating margins, operational efficiency, and our associated product leadership, vision and strategy. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to our customer agreements and related revenue recognition may cause significant fluctuations in our results of operations, ARR, and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenue; our ability to successfully manage any changes to our business model, including the transition of our products to cloud offerings and the costs related to cloud operations and security; the timing, success, and number of professional services engagements and the billing rates and utilization of our professional services employees and contractors; recent global events (including, without limitation, global pandemics, the ongoing conflict between Russia and Ukraine, escalating tensions in the South China Sea, inflation higher than we have seen in decades, bank failures and associated financial instability and crises, and supply chain issues) and their impact on our employees and our business and the businesses of our customers, system integrator (“SI”) partners, and vendors; data security breaches of our cloud-based services or products or unauthorized access to our customers’ data, particularly in connection with our transition to a hybrid in-person and remote workforce; our competitive environment and changes thereto; issues in the development and use of artificial intelligence combined with an uncertain regulatory environment; our services revenue produces lower gross margins than our license, subscription and support revenue; our product development and sales cycles are lengthy and may be affected by factors outside of our control; the impact of new regulations and laws (including, without limitation, security, privacy, artificial intelligence and tax regulations and laws, and accounting standards); assertions by third parties that we violate their intellectual property rights; weakened global economic conditions may adversely affect the P&C insurance industry, including the rate of information technology spending; general political or destabilizing events, including war, conflict or acts of terrorism; our ability to sell our products is highly dependent on the quality of our professional services and SI partners; the risk of losing key employees; the challenges of international operations, including changes in foreign exchange rates; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. Guidewire anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Investor Contact:
Alex Hughes
Guidewire
(650) 356-4921
ir@guidewire.com

Media Contact:
Diana Stott
Guidewire
(650) 781-9955
dstott@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	July 31, 2023	July 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$401,813	$606,303
Short-term investments	396,872	369,865
Accounts receivable, net	151,034	143,797
Unbilled accounts receivable, net	87,752	71,515
Prepaid expenses and other current assets	62,132	61,223
Total current assets	1,099,603	1,252,703
Long-term investments	128,782	187,507
Unbilled accounts receivable, net	11,112	13,914
Property and equipment, net	54,499	80,740
Operating lease assets	52,373	90,287
Intangible assets, net	14,473	21,361
Goodwill	372,214	372,192
Deferred tax assets, net	226,875	191,461
Other assets	67,957	56,732
TOTAL ASSETS	$2,027,888	$2,266,897
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$34,627	$40,440
Accrued employee compensation	103,980	90,962
Deferred revenue, net	206,923	170,776
Other current liabilities	27,731	35,340
Total current liabilities	373,261	337,518
Lease liabilities	42,972	105,123
Convertible senior notes, net	397,171	358,216
Deferred revenue, net	5,988	7,500
Other liabilities	9,030	6,883
Total liabilities	828,422	815,240
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	1,831,267	1,755,476
Accumulated other comprehensive income (loss)	(13,859)	(19,845)
Retained earnings (accumulated deficit)	(617,950)	(283,982)
Total stockholders’ equity	1,199,466	1,451,657
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,027,888	$2,266,897

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2023	2022	2023	2022
Revenue:
Subscription and support	$117,346	$93,570	$429,667	$343,708
License	100,924	94,786	265,593	258,631
Services	51,688	56,243	210,081	210,275
Total revenue	269,958	244,599	905,341	812,614
Cost of revenue(1):
Subscription and support	53,611	54,675	210,507	202,832
License	1,527	2,210	6,488	8,754
Services	51,142	65,047	230,135	223,852
Total cost of revenue	106,280	121,932	447,130	435,438
Gross profit:
Subscription and support	63,735	38,895	219,160	140,876
License	99,397	92,576	259,105	249,877
Services	546	(8,804)	(20,054)	(13,577)
Total gross profit	163,678	122,667	458,211	377,176
Operating expenses(1):
Research and development	66,819	59,862	249,746	229,230
Sales and marketing	50,111	48,493	188,224	182,620
General and administrative	40,653	46,521	169,731	164,773
Total operating expenses	157,583	154,876	607,701	576,623
Income (loss) from operations	6,095	(32,209)	(149,490)	(199,447)
Interest income	7,732	3,904	24,389	6,277
Interest expense	(1,682)	(4,934)	(6,716)	(19,446)
Other income (expense), net	3,612	(3,305)	(2,277)	(17,099)
Income (loss) before provision for (benefit from) income taxes	15,757	(36,544)	(134,094)	(229,715)
Provision for (benefit from) income taxes	3,537	(5,514)	(22,239)	(49,284)
Net income (loss)	$12,220	$(31,030)	$(111,855)	$(180,431)
Net income (loss) per share:
Basic	$0.15	$(0.37)	$(1.36)	$(2.16)
Diluted	$0.15	$(0.37)	$(1.36)	$(2.16)
Shares used in computing net income (loss) per share:
Basic	81,490,213	83,953,164	82,176,629	83,569,517
Diluted	82,135,106	83,953,164	82,176,629	83,569,517

(1)Amounts include stock-based compensation expense as follows:

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2023	2022	2023	2022
	(unaudited, in thousands)
Stock-based compensation expense:
Cost of subscription and support revenue	$3,585	$3,336	$14,073	$13,222
Cost of license revenue	104	151	463	692
Cost of services revenue	4,880	5,212	19,257	20,978
Research and development	10,189	8,606	39,865	33,446
Sales and marketing	7,582	7,002	29,925	31,281
General and administrative	10,208	9,671	39,259	37,392
Total stock-based compensation expense	$36,548	$33,978	$142,842	$137,011

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)
	Three Months Ended July 31,		Twelve Months Ended July 31,
	2023	2022	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$12,220	$(31,030)	$(111,855)	$(180,431)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,927	7,795	24,838	33,540
Amortization of debt discount and issuance costs	429	3,672	1,703	14,391
Amortization of contract costs	4,966	4,736	17,966	14,456
Stock-based compensation	36,548	33,978	142,842	137,011
Changes to allowance for credit losses and revenue reserves	173	(110)	(131)	2,597
Deferred income tax	3,518	(6,658)	(27,516)	(54,115)
Amortization of premium (accretion of discount) on available-for-sale securities, net	(2,400)	883	(4,858)	5,498
Changes in fair value of strategic investments	802	(1,545)	802	(1,545)
Accelerated depreciation related to lease assignment	—	—	26,921	—
Gain from lease assignment	—	—	(18,419)	—
Other non-cash items affecting net income (loss)	479	(158)	164	63
Changes in operating assets and liabilities:
Accounts receivable	(22,057)	(58,075)	(7,301)	(42,545)
Unbilled accounts receivable	43,843	36,556	(13,435)	18,106
Prepaid expenses and other assets	(9,895)	(9,726)	(22,613)	(23,390)
Operating lease assets	(7,652)	(849)	(19,000)	7,160
Accounts payable	645	9,293	(6,080)	13,580
Accrued employee compensation	30,832	23,313	12,440	(8,942)
Deferred revenue	63,995	62,782	34,635	31,564
Lease liabilities	8,595	254	9,548	(9,637)
Other liabilities	3,269	8,481	(2,256)	4,699
Net cash provided by (used in) operating activities	173,237	83,592	38,395	(37,940)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(147,292)	(13,530)	(506,115)	(519,536)
Maturities and sales of available-for-sale securities	164,875	216,641	547,094	908,914
Purchases of property and equipment	(3,207)	(1,534)	(5,821)	(9,510)
Capitalized software development costs	(2,729)	(3,079)	(11,606)	(12,266)
Acquisition of strategic investments	(2,789)	(1,039)	(10,840)	(11,560)
Acquisition of business, net of acquired cash	—	—	—	(43,830)
Net cash provided by (used in) investing activities	8,858	197,459	12,712	312,212
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon exercise of stock options	1	—	228	116
Repurchase and retirement of common stock	(47,814)	—	(261,807)	(37,451)
Net cash provided by (used in) financing activities	(47,813)	—	(261,579)	(37,335)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	917	(1,520)	2,576	(7,161)

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	135,199	279,531	(207,896)	229,776
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—Beginning of period	271,591	335,155	614,686	384,910
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—End of period	$406,790	$614,686	$406,790	$614,686

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended July 31,		Twelve Months Ended July 31,
	2023	2022	2023	2022
Gross profit reconciliation:
GAAP gross profit	$163,678	$122,667	$458,211	$377,176
Non-GAAP adjustments:
Stock-based compensation	8,569	8,699	33,793	34,892
Amortization of intangibles	485	1,905	3,360	7,659
Non-GAAP gross profit	$172,732	$133,271	$495,364	$419,727

Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$6,095	$(32,209)	$(149,490)	$(199,447)
Non-GAAP adjustments:
Stock-based compensation	36,548	33,978	142,842	137,011
Amortization of intangibles	1,367	2,787	6,888	14,081
Acquisition consideration holdback	730	749	2,939	3,067
Net impact of assignment of lease agreement (1)	—	—	8,502	—
Non-GAAP income (loss) from operations	$44,740	$5,305	$11,681	$(45,288)

Net income (loss) reconciliation:
GAAP net income (loss)	$12,220	$(31,030)	$(111,855)	$(180,431)
Non-GAAP adjustments:
Stock-based compensation	36,548	33,978	142,842	137,011
Amortization of intangibles	1,367	2,787	6,888	14,081
Acquisition consideration holdback	730	749	2,939	3,067
Amortization of debt discount and issuance costs	429	3,672	1,703	14,391
Changes in fair value of strategic investments	802	(1,538)	802	(1,538)
Net impact of assignment of lease agreement (1)	—	—	8,502	—
Tax impact of non-GAAP adjustments	10,698	(6,464)	(22,611)	(29,105)
Non-GAAP net income (loss)	$62,794	$2,154	$29,210	$(42,524)

Tax provision (benefit) reconciliation:
GAAP tax provision (benefit)	$3,537	$(5,514)	$(22,239)	$(49,284)
Non-GAAP adjustments:
Stock-based compensation	(4,705)	10,397	92,849	37,826
Amortization of intangibles	(176)	853	4,677	3,936
Acquisition consideration holdback	(94)	229	1,924	847
Amortization of debt discount and issuance costs	(55)	1,124	1,105	4,049
Changes in fair value of strategic investments	(103)	(471)	(103)	(471)
Net impact of assignment of lease agreement (1)	—	—	3,196	—
Tax impact of non-GAAP adjustments	(5,565)	(5,668)	(81,037)	(17,082)
Non-GAAP tax provision (benefit)	$(7,161)	$950	$372	$(20,179)

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended July 31,		Twelve Months Ended July 31,
	2023	2022	2023	2022

Net income (loss) per share reconciliation:
GAAP net income (loss) per share – diluted	$0.15	$(0.37)	$(1.36)	$(2.16)
Non-GAAP adjustments:
Stock-based compensation	0.44	0.40	1.74	1.63
Amortization of intangibles	0.02	0.03	0.08	0.16
Acquisition consideration holdback	0.01	0.01	0.04	0.03
Amortization of debt discount and issuance costs	—	0.04	0.02	0.17
Changes in fair value of strategic investments	0.01	0.02	0.01	0.01
Net impact of assignment of lease agreement (1)	—	—	0.10	—
Tax impact of non-GAAP adjustments	0.13	(0.08)	(0.28)	(0.35)
Interest expense on convertible debt (2)	0.01	—	—	—
Non-GAAP dilutive shares excluded from GAAP net income (loss) per share calculation	(0.03)	(0.02)	—	—
Non-GAAP net income (loss) per share – diluted	$0.74	$0.03	$0.35	$(0.51)

Shares used in computing Non-GAAP income (loss) per share amounts:
GAAP weighted average shares – diluted	82,135,106	83,953,164	82,176,629	83,569,517
Non-GAAP dilutive shares excluded from GAAP income (loss) per share calculation	3,516,480	149,169	466,516	—
GAAP and pro forma weighted average shares — diluted	85,651,586	84,102,333	82,643,145	83,569,517
(1) During the third quarter of fiscal year 2023, the Company recorded in general and administrative expenses a net loss of $8.5 million related to the assignment of the lease agreement for the remaining lease term of the Company’s previous headquarters. The loss is comprised of an $18.4 million gain from the de-recognition of the operating lease asset of $56.9 million, the de-recognition of the lease liability of $75.5 million, and other expenses related to the lease assignment of $0.2 million, offset by accelerated depreciation expense related to property and equipment, primarily consisting of leasehold improvements, at the previous headquarters of $26.9 million. Prior to the third quarter of fiscal year 2023, there were no transactions similar to the lease assignment in any periods presented.
(2) During the fourth quarter of fiscal year 2023, the Company's Convertible Notes were dilutive due to non-GAAP net income. Accordingly, $1.0 million of interest expense related to the Convertible Notes was excluded from non-GAAP net income (loss) per share calculation under the “if-converted” method.

The following table summarizes our free cash flow for the periods indicated below (in thousands):

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2023	2022	2023	2022
Free cash flow:
Net cash provided by (used in) operating activities	$173,237	$83,592	$38,395	$(37,940)
Purchases of property and equipment	(3,207)	(1,534)	(5,821)	(9,510)
Capitalized software development costs	(2,729)	(3,079)	(11,606)	(12,266)
Free cash flow	$167,301	$78,979	$20,968	$(59,716)

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Outlook
The following table reconciles the specific items excluded from GAAP outlook in the calculation of non-GAAP outlook for the periods indicated below (in millions):
	First Quarter Fiscal Year 2024			Fiscal Year 2024
Income (loss) from operations outlook reconciliation:
GAAP income (loss) from operations	$(63)	—	$(58)	$(100)	—	$(90)
Non-GAAP adjustments:
Stock-based compensation	37	—	37	156	—	156
Amortization of intangibles	1	—	1	5	—	5
Acquisition consideration holdback	—	—	—	1	—	1
Non-GAAP income (loss) from operations	$(25)	—	$(20)	$62	—	$72